SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.__)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

STOKELY USA, INC., Commission File Number 0-13943
     (Name of Registrant as Specified In Its Charter)
STOKELY USA, INC.
     (Name of Person(s) Filing Proxy Statement)

     Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
     14a-6(i)(2).
[ ]  $500 per each party to the controversy pursuant to Exchange
     Act Rules 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies: COMMON STOCK

(2)  Aggregate number of securities to which transaction applies:
     NOT APPLICABLE

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:_/ NOT APPLICABLE

(4)  Proposed maximum aggregate value of transaction:  NOT APPLICABLE

     _/Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

(1)  Amount Previously Paid:  NOT APPLICABLE

(2)  Form, Schedule or Registration Statement No.:  NOT APPLICABLE

(3)  Filing Party:  NOT APPLICABLE

(4)  Date Filed:  NOT APPLICABLE
                             STOKELY USA, INC.
                        1055 Corporate Center Drive
                        Oconomowoc, Wisconsin 53066

                              --------------

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                     To Be Held On September 12, 1996

                              --------------


To the Holders of Common Stock of Stokely USA, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Stokely USA, Inc. (the "Company") will be held on Thursday, September 12, 1996, at 2:00 p.m., Milwaukee time, at the Holiday Inn SunSpree Resort, 1350 Royal Mile Road, Oconomowoc, Wisconsin.

     The Annual Meeting is for the purpose of considering and voting upon the following matters, all of which are set forth more completely in the accompanying Proxy Statement:

     1.   The election of two directors, each for a three-year term; and

     2. Such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof. The Board of Directors is not aware of any such other business.

     The Board of Directors has established July 5, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only shareholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit further solicitation of proxies by the Company.


                              By Order of the Board of Directors




                              Robert M. Brill
                              Secretary

Oconomowoc, Wisconsin
August 9, 1996

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.
                             STOKELY USA, INC.
                        1055 Corporate Center Drive
                        Oconomowoc, Wisconsin 53066

                               -------------

                      ANNUAL MEETING OF SHAREHOLDERS
                     To Be Held On September 12, 1996

                               -------------


                    SOLICITATION AND VOTING OF PROXIES


     This Proxy Statement is being furnished to holders of common stock, $.05 par value per share (the "Common Stock"), of Stokely USA, Inc. (the "Company") in connection with the solicitation on behalf of the Board of Directors of the Company of proxies to be used at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, September 12, 1996, at 2:00 p.m., Milwaukee time, at the Holiday Inn SunSpree Resort, 1350 Royal Mile Road, Oconomowoc, Wisconsin and at any adjournments or postponements thereof.

     The Company's 1996 Summary Annual Report to Shareholders and Annual Report on Form 10-K for the fiscal year ended March 31, 1996, accompanies this Proxy Statement and appointment form of proxy, which are being mailed to shareholders on or about August 9, 1996.

     Regardless of the number of shares of Common Stock owned, it is important that holders of record of a majority of the shares be represented by proxy or present in person at the Annual Meeting. Shareholders are requested to vote by completing the enclosed proxy and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their vote in the spaces provided on the proxy. Proxies solicited by the Board of Directors of the Company, if properly executed and returned, will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxies will be voted FOR the election of each of the nominees for director named in this Proxy Statement. Returning your completed proxy form will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so.

     The Board of Directors of the Company knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments or postponements thereof.

     Any shareholder giving a proxy has the power to revoke it any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (Robert M. Brill, Secretary, Stokely USA, Inc., 1055 Corporate Center Drive, Oconomowoc, Wisconsin 53066); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. If you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment or postponement thereof and will not be used for any other meeting.

     The cost of solicitation of proxies by mail on behalf of the Board of Directors will be borne by the Company. Proxies may be solicited by personal interview or by telephone, in addition to the use of the mail, by directors, officers and regular employees of the Company without additional compensation therefor. The Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials for shares of Common Stock held of record by the beneficial owners of such shares. The Company will reimburse such holders for their reasonable out-of-pocket expenses.


                             VOTING SECURITIES

     Only shareholders of record at the close of business on July 5, 1996 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. The total number of shares of Common Stock outstanding on the Record Date was 11,357,472. For each matter which may come before the Annual Meeting, each share of Common Stock, the only class of voting securities of the Company, is entitled to one vote.

     The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions are included in the determination of shares present and voting for purposes of whether a quorum exists, while broker non-votes are not. Neither abstentions nor broker non-votes are counted in determining whether a matter has been approved. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit the further solicitation of proxies.

     As to the election of directors, the proxy being provided by the Board of Directors enables a shareholder to vote for the election of the nominees proposed by the Board, or to withhold authority to vote for the nominees being proposed. Under the Wisconsin Business Corporation Law, directors are elected by a plurality of the votes cast with a quorum present and cumulative voting is not permitted unless a corporation's articles of incorporation provide otherwise. The Company's Articles of Incorporation do not provide cumulative voting rights for the election of directors.

     Proxies solicited hereby will be returned to the Board of Directors, and will be tabulated by inspectors of election designated by the Board of Directors, who will not be employed by, or a director of, the Company or any of its affiliates.

                                 MATTER 1.

                           ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of ten directors (the "Board") divided into three classes. Upon Mr. Joseph B. Weix's retirement at the Annual Meeting, the number of directors shall be reduced to nine. Directors hold office for staggered terms of three years (or until their successors are elected and qualified). At each annual meeting of shareholders of the Company, one class of directors will be elected for a term of three years to succeed the directors whose terms are expiring. The following nominees, who are directors serving terms which expire at the Annual Meeting, have been nominated by the Board for submission to the shareholders to serve a three-year term expiring at the 1999 Annual Meeting of Shareholders. Unless otherwise directed, each proxy executed and returned by a shareholder will be voted FOR the election of the nominees for director listed below. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board. At this time, the Board knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

     With the exception of Messrs. Mount and Weix who are cousins, there are no family relationships among the executive officers and directors, and there are no arrangements or understandings pursuant to which any of them were elected as executive officers and/or directors or are being nominated to serve as directors. The following tables present information concerning the nominees for director and each director serving an unexpired term.

                                Position with the Company        Director of the
      Name            Age       and Principal Occupation          Company Since
      ----            ---       -------------------------         -------------
               Nominees for Election to Terms Expiring in 1999

Charles J. Carey      71     Consultant since 1989; President and        1989
                             Chief Executive Officer, National Food
                             Processors Association, a trade
                             association, 1972-89.

Frank J. Pelisek      66     Chairman of the Board of Directors and      1983
                             Executive Committee of the Board of
                             Directors of the Company, since August
                             1993; Acting Chief Executive Officer and
                             Chairman of the Executive Committee of the
                             Board of Directors, June 1992-August 1993;
                             Partner, Michael Best & Friedrich, legal
                             counsel to the Company, since 1965; Director,
                             various privately held companies.


              Directors Whose Term Expires at the Annual Meeting

Joseph B. Weix        68     Retired, Chairman of the Board and Chief    1963
                             Executive Officer of the Company, 1975-92;
                             joined the Company in 1954.

                             Position with the Company           Director of the
      Name            Age    and Principal Occupation             Company Since
      ----            ---    -------------------------            -------------

                     Directors Whose Terms Expire in 1997

Orren J. Bradley      71     Senior Vice President, Laub Groups, Inc., an1985
                             insurance operations company, since 1985;
                             Chairman, Boston Store Division of Federated
                             Department Stores, Inc., 1967-85; Director,
                             Hanger-Tight Company, Great Lakes Credit
                             Corporation and Oshkosh B'Gosh, Inc., an
                             apparel manufacturer.

James H. DeWees       62     Retired; Chairman, President and Chief      1994
                             Executive Officer; Godfrey Company, a
                             division of Fleming Companies, Inc., a
                             wholesale food distributor, 1984-94; Vice
                             President, Fleming Companies, Inc. 1987-94;
                             Chairman, Village of Manor Park Foundation;
                             Director, Village of Manor Park, Inc. and
                             Green Bay Packer Hall of Fame; Member, First
                             Bank Milwaukee Business Advisory Board and
                             Marquette University Business Advisory Council.

Carol Ward Knox       45     Principal, Morgan & Myers, Inc., a public   1993
                             relations consulting company, since 1982;
                             Former Chairperson, Wisconsin Department of
                             Agriculture, Trade and Consumer Protection
                             Board; Former Member, Board of Visitors,
                             University of Wisconsin College of Agriculture
                             and Life Science, and Wisconsin Rural Leadership
                             Program Board.

Thomas W. Mount       65     Retired; Chairman of the Company, 1992-93;  1966
                             President and Chief Operating Officer of the
                             Company, 1975-92; joined the Company in 1957;
                             Director, Fiduciary Capital Growth Fund, Inc.
                             and Fiduciary Total Return Fund, Inc.; Former
                             Chairman, National Food Processors Association.


                     Directors Whose Terms Expire in 1998

Russell W. Britt      70     Retired; President, Chief Operating Officer 1985
                             and a Director of Wisconsin Energy Corp., a
                             utility service company, 1987-91 and Vice
                             President, 1981-87; Executive Officer and
                             Director of Wisconsin Electric Power Co. and
                             Wisconsin Natural Gas Co., subsidiaries of
                             Wisconsin Energy Corp., 1982-91.

Ody J. Fish           71     Private Investor; President, Pal-O-Pak      1985
                             Insulation Co., Inc. an insulation
                             manufacturing company, 1951-86; Director,
                             Quest Technologies, Inc., f/k/a La Belle
                             Industries, Inc.; Director of all of the funds
                             included in the Marshall Family of Mutual
                             Funds; Former Member, University of Wisconsin
                             Board of Regents; Chairman, Wisconsin Education
                             Commission.

                             Position with the Company           Director of the
      Name            Age    and Principal Occupation             Company Since
      ----            ---    -------------------------            -------------

               Directors Whose Terms Expire in 1998 (continued)

Stephen W. Theobald   50     President and Chief Executive Officer of the    1980
                             Company since April 1996; Vice Chairman and
                             Treasurer of the Company, 1992-96; Vice
                             President-Administration and Treasurer of the
                             Company, 1990-92; Vice President-Administration
                             of the Company 1985-90; joined the company in
                             1985.


     The affirmative vote of a plurality of the votes cast is required for the election of the nominees. Unless otherwise specified, the shares of Common Stock represented by the proxies solicited hereby will be voted in favor of election of the above-described nominees.


             THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
                  THE ELECTION OF THE NOMINEES FOR DIRECTOR.

            MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

     During the fiscal year ended March 31, 1996, the Board of Directors of the Company held four regular meetings and no special meetings. No incumbent director attended fewer than 75% of the aggregate total number of meetings of the Board held and the total number of committee meetings on which such director served during the fiscal year ended March 31, 1996. The Board has standing Executive, Audit, Compensation, Retirement Plan Advisory and Nominating Committees.

     The Executive Committee has the authority during the intervals between Board meetings to exercise the powers of the Board, except for certain powers reserved exclusively for the Board. The Executive Committee consists of Messrs. Pelisek (Chairman), Britt, Fish, Mount and Theobald. The Executive Committee held one meeting during the fiscal year ended March 31, 1996.

     The Audit Committee reviews the scope and timing of the audit of the Company's financial statements by the Company's independent public accountants and reviews with the independent public accountants the Company's management policies and procedures with respect to auditing and accounting controls. The Audit Committee also reviews and evaluates the independence of the Company's accountants, approves services rendered by such accountants and recommends to the Board the engagement, continuation or discharge of the Company's accountants. The Audit Committee consists of Messrs. Britt (Chairman), Bradley and DeWees. The Audit Committee held two meetings during the fiscal year ended March 31, 1996.

     The Compensation Committee is responsible for overseeing the management of human resources activities of the Company, including compensation for directors and executive officers, and the establishment of employee pension plans and benefits. The Compensation Committee also is responsible for determining the recipients and terms of stock options granted under the 1985 Incentive Stock Option Plan and the Stokely USA, Inc. 1994 Executive Stock Option Plan. The Compensation Committee consists of Messrs. Fish (Chairman), Carey, Pelisek and Ms. Knox, and met one time during the fiscal year ended March 31, 1996.

     The Retirement Plan Advisory Committee is responsible for overseeing the management of the Company's various 401(k), profit sharing and retirement plans. The Retirement Plan Advisory Committee consists of Messrs. DeWees (Chairman), Fish, Mount and Ms. Knox, and met two times during the fiscal year ended March 31, 1996.

     The Nominating Committee selects nominees for directors to stand for election at the Company's annual meetings, and consists of Messrs. Pelisek (Chairman), Britt, Fish and Theobald. The Nominating Committee did not meet during the fiscal year ended March 31, 1996. In June 1996, the entire Board of Directors of the Company acted as a Nominating Committee for the selection of the nominees for director to stand for election at the Annual Meeting.
The Company's By-Laws allow for shareholder nominations of directors and require such nomination to be made pursuant to timely notice to the Chief Executive Officer or President of the Company.

               COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

     The following table summarizes the total compensation earned by the Company's President and Chief Executive Officer and the next four highest compensated executive officers whose compensation (salary and bonus) exceeded $100,000 during the Company's fiscal years ended March 31, 1994, 1995 and 1996. On April 16, 1996, Mr. Vernon L. Wiersma resigned as President and Chief Executive Officer of the Company and the Board of Directors of the Company appointed Mr. Stephen W. Theobald as President and Chief Executive Officer.

                          SUMMARY COMPENSATION TABLE

                                                   Long-Term
                                               Compensation Awards

                                              Value of
                                  Annual     Restricted    Number of
                              Compensation<F1>       Stock     Option    All Other
Name and Principal Position   Year      Salary    Bonus  Awards<F2>    Awards<F3> Compensation<F4>
Stephen W. Theobald.........  1996         $170,500            --           --    19,000   $12,636
 Current President and Chief  1995          160,400            --           --    15,000    25,375
 Executive Officer; Vice 1994  128,333<F5>$56,000              --            0     9,891
 Chairman and Treasurer
 during fiscal 1996

Vernon L. Wiersma...........  1996         $220,000            --        $61,750       0   $13,160
 Former President and Chief   1995          205,000            --           --    30,000    26,399
 Executive Officer       1994  162,167<F5>$70,000              --            0     7,496

Kenneth C. Murray...........  1996         $124,000            --           --    11,000   $ 5,587
 Senior Vice President,  1995  118,000      --   --             0       15,652
 Sales and Marketing     1994  100,000    $20,000              --            0       926

Russell J. Trunk............  1996         $124,000            --           --    10,000   $15,282
 Senior Vice President,  1995  118,000      --   --         6,000       31,666
 Operations              1994  100,000       $20,000          --             0    16,963

Leslie J. Wilson............  1996         $118,000            --           --         0   $14,296
 Vice President, Finance and  1995          114,500            --           --         0    28,523
 Chief Financial and     1994  100,000   $20,000 --             0        9,864
 Accounting Officer

<F1>   Perquisites provided to the named executive officers by the Company did not exceed the lesser of $50,000 or 10% of each named executive officer's total annual salary during fiscal 1994, 1995 or 1996, and accordingly, are not included.

<F2>   Amount shown in this column represents the value of 25,000 shares of Common Stock issued to Mr. Wiersma on April 16, 1996, based on the value of Common Stock at March 31, 1996
  ($2.47 per share).  See "Severance Agreement with Mr. Wiersma."

<F3>   Amounts shown represent the total number of options awarded under the 1985 Incentive
  Stock Option Plan, the 1994 Executive Stock Option Plan and outside such option plans during the fiscal years indicated.  All of the options to purchase shares of Common
  Stock indicated as granted during the fiscal year ended March 31, 1996, represent options which had been previously granted to such individuals but which were repriced in fiscal 1996.  Options to purchase 30,000 shares of Common Stock previously granted to
  Mr. Wiersma also were repriced in fiscal 1996; however, such options expired on July 15,
  1996 and were not exercised.  See "Ten Year Option/SAR Repricings."

<F4>   Amounts shown represent contributions by the Company for the benefit of the named individuals pursuant to the Stokely USA, Inc. Retirement Savings Profit Sharing Plan
  ("Retirement Savings Plan") and the Split Dollar Life Insurance Plan in the form of premium payments on behalf of the named executive officers during the fiscal years indicated.  The amounts shown for each individual for the fiscal year ended March 31,
  1996 are derived from the following figures: (i) Mr. Theobald - $1,000  Retirement
  Savings Plan contribution and $11,636 split dollar premium; (ii) Mr. Wiersma - $1,000
  Retirement Savings Plan contribution and $12,160 split dollar premium; (iii) Mr. Murray
  - $1,000 Retirement Savings Plan contribution and $4,587 split dollar premium; (iv) Mr.
  Trunk - $15,282 split dollar plan premium; and (v) Mr. Wilson - $1,000 Retirement
  Savings Plan contribution and $13,296 split dollar plan premium.

<F5>   The salaries of Messrs. Wiersma and Theobald were increased in August of fiscal 1995 reflecting the assumption of significant new responsibilities related to their promotions in June of fiscal 1993, for which no salary increases had been previously granted.  On an annualized basis, the increased salaries were $175,000 for Mr. Wiersma and $140,000 for Mr. Theobald.

Severance Agreement with Mr. Wiersma

  On May 29, 1996, the Company entered into a severance agreement (the "Severance Agreement") with Mr. Wiersma setting forth the terms and conditions of his resignation as President, Chief Executive Officer and Director of the Company, effective April 16, 1996. Pursuant to the Severance Agreement, Mr. Wiersma will be paid $18,333 per month from April 16, 1996 through May 30, 1998, and in the event of Mr. Wiersma's death, such amounts shall be paid to his spouse, or if she is deceased, to the personal representative of his estate. In the event of a Change of Control of the Company (as defined in the Contingent Employment Agreements currently in effect which are discussed herein), the Severance Agreement provides that Mr. Wiersma shall be paid the then present value of such monthly payments in a single sum. For the period commencing April 16, 1996 through May 30, 1998 or such earlier date as of the effective date of coverage for Mr. Wiersma under any other employer's health insurance program, Mr. Wiersma and his eligible dependents are entitled to participate in the Company's group health and disability insurance programs at the same cost to Mr. Wiersma as of the date of his resignation.
Pursuant to the Severance Agreement, the Company will continue to pay the semi-annual premium of $14,523 under the split dollar life insurance contract covering Mr. Wiersma through May 30, 1998, and Mr. Wiersma shall have the option to purchase the contract from the Company by paying to the Company the aggregate value of the premiums paid by the Company from the date the contract was entered into to the date Mr. Wiersma exercises such option to purchase. In addition, pursuant to the Severance Agreement, in recognition that a portion of the grant of 50,000 shares of restricted Common Stock to Mr. Wiersma on June 15, 1995 reflected compensation for prior services, vesting of 25,000 shares was accelerated and such shares were issued to Mr. Wiersma. Pursuant to the terms of the restricted stock grant, the Company is obligated to pay an amount equal to the income tax payable by Mr. Wiersma as a result of the grant of such shares. All rights under agreements and/or plans which Mr. Wiersma had with respect to options granted to him prior to April 16, 1996 also remained in effect in accordance with the terms of such agreements and/or plans. Mr. Wiersma is entitled to all benefits accrued under the Supplemental Employee Retirement Plan (described herein) ("SERP") payable pursuant to the terms of the SERP, upon Mr. Wiersma's attaining age 65, or, in the event of a Change of Control, the Company shall pay to Mr. Wiersma the then present value of such benefits, discounted at the rate of 7% per annum, in a single sum. In addition, Mr. Wiersma received $2,530 as payment for the aggregate Company contributions accrued for his benefit under the Deferred Compensation Plan (as described herein). In lieu of outplacement services, the Company paid to Mr. Wiersma a lump sum of $20,000 and paid $5,000 to Mr. Wiersma's legal counsel for costs incurred in connection with negotiating the Severance Agreement.

Employment Agreements

  In 1992, the Company entered into Change of Control Contingent
Employment Agreements with Messrs. Theobald, Murray, Trunk and Wilson (collectively, the "Contingent Employment Agreements"). Under the Contingent Employment Agreements, if a change of control occurs, the Company will continue to employ Mr. Theobald for three years, Mr. Wilson for two years, and Messrs. Murray and Trunk for one year, following the date of the change of control. "Change of Control," as defined in the Contingent Employment Agreements, includes the acquisition of 20% or more of the Company's Common Stock, a merger, consolidation or reorganization, the sale of substantially all of the Company's assets or a significant change in the composition of the Board of Directors of the Company. In the event of a Change of Control, the employee shall be employed by the Company for the applicable number of years and shall receive a salary equal to his salary on the date of the Change of Control, subject to annual upward adjustments commensurate with increases awarded to other officers and employees. If, after a Change of Control, the Company terminates the employee for any reason other than for cause or if the employee elects to terminate his employment, he shall continue to be paid monthly an amount equal to his then current monthly base salary plus a certain amount of incentive payments and shall continue to be entitled to receive all other employee benefits and perquisites made available to other employees of comparable status until the end of his employment term. If the Company terminates the employee for "cause" (as defined in the Contingent Employment Agreements), the employee is entitled to receive only his compensation through the date of termination. For purposes of the Contingent Employment Agreements, the current base salary for Mr. Theobald is $170,500, Messrs. Murray and Trunk is $124,000, and Mr. Wilson is $118,000. The amount of the base salary and any incentive payments are reviewed regularly by the Compensation Committee of the Board of Directors. The Company also has entered into similar Contingent Employment Agreements with other key officers and employees of the Company.

  In June 1992, the Company entered into an Employment Agreement with
Mr. Wilson (the "Employment Agreement") for a two-year term which automatically is extended for a period of one year on each anniversary date unless the Company or Mr. Wilson has provided notice of nonrenewal within 30 days prior to the date thereof. For purposes of the Employment Agreement, the current base salary for Mr. Wilson is $118,000. In addition to base salary, the Employment Agreement provides for payments from other Company incentive compensation plans, and provides for other benefits, including participation in any group health, life, disability or similar insurance program and in any pension, profit-sharing, deferred compensation, 401(k) or other retirement plans maintained by the Company. The Employment Agreement also provides for participation in any stock-based incentive programs made available to executive officers of the Company.
The Employment Agreement will terminate in the event the Company ceases operations and may be terminated by the Company in the event of Mr. Wilson's disability or retirement, or for "cause" (as defined in the Employment Agreement) at any time.

Deferred Compensation Plan for Key Executives

  On January 1, 1995, the Company entered into Deferred Compensation Agreements with Messrs. Wiersma, Theobald, Murray, Trunk and Wilson pursuant to a Deferred Compensation Plan (the "Deferred Compensation Agreements"). In accordance with the terms of the Deferred Compensation Agreements, the Company accrues amounts equal to the contributions that would have been made by the Company under the Retirement Savings Plan (described herein) but for the maximum annual contribution and compensation limits under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). In addition, pursuant to the Deferred Compensation Agreements, the executives may elect to defer compensation earned in any year. The maximum amount that may be deferred in any calendar year is 20% of the executives' annual compensation less the maximum amount that may be deferred on an annual basis by such executive pursuant to the Retirement Savings Plan. Interest is accrued on deferrals and Company contributions at the rate of interest equal to the average of the U.S. Treasury Bond rate as published in the Wall Street Journal on the last day of the calendar year and the last day of the previous three quarters of the calendar year. Executives may become eligible for receipt of deferred compensation and Company contributions under the Deferred Compensation Plans upon death, disability, retirement or termination. The Deferred Compensation Agreements are non-qualified, unfunded contractual liabilities of the Company. The Company also has entered into similar deferred compensation agreements with other key officers and employees of the Company.

Deferred Compensation Agreements

  In 1990, the Company entered into deferred compensation agreements
(the "1990 Deferred Compensation Agreements") with Messrs. Thomas W. Mount, former President and Chairman of the Board of Directors of the Company, and Joseph B. Weix, former Chairman of the Board of Directors of the Company. Under the 1990 Deferred Compensation Agreements, the Company is obligated to pay Messrs. Mount and Weix each deferred compensation in monthly installments of $7,500 for a period of 120 consecutive months (or at their election in one lump sum based upon a present value calculation outlined in the 1990 Deferred Compensation Agreements) following their death, disability or retirement. In the event of the death of Messrs. Mount or Weix, their designated beneficiaries shall receive the deferred compensation payments over the stated period, or at the Company's election, such payments may be paid in one lump sum based upon a present value calculation outlined in the 1990 Deferred Compensation Agreements. The 1990 Deferred Compensation Agreements are non-tax qualified, unfunded deferred compensation plans. Mr. Mount retired in April 1993, and Mr. Weix retired in June 1992, and the Company commenced the monthly installment payments at those dates.

Benefits

     Split Dollar Plan

  The Company established the Split Dollar Life Insurance Plan, effective February 1, 1990 (the "Split Dollar Plan"), in which Messrs. Mount, Theobald, Murray, Trunk and Wilson and other key officers and employees of the Company participate. The life insurance benefit is equal to four times the executive's salary. The executive pays the economic value of the insurance and the Company pays the balance of the premium. Upon the executive's death or the retirement of the executive, the Company will receive all premiums paid by it on behalf of the executive and the executive will receive the remainder of the death benefit or the cash
surrender value.   For the fiscal year ended March 31, 1996, Mr. Wiersma
also participated in the Split Dollar Plan. For further information regarding the Split Dollar Plan arrangements with respect to Mr. Wiersma made in connection with his resignation, see "Severance Agreement with Mr. Wiersma."

     Supplemental Employee Retirement Plan

  The Company established the Supplemental Employee Retirement Plan (the "SERP"), effective January 1, 1995, in which Messrs. Theobald, Murray, Trunk, and Wilson participate. For Mr. Theobald, the SERP provides a benefit at retirement (based on 25 years of service) of 120 equal monthly payments which equal, on an annual basis, 40% of the salary (excluding bonus) individually earned during the twelve months preceding retirement. For Messrs. Murray, Trunk, and Wilson, the SERP provides a benefit at retirement (based on 25 years of service) of 120 equal monthly payments which equal, on an annual basis, 20% of the salary (excluding bonus) individually earned during the twelve months preceding retirement. The monthly payment is reduced on a percentage basis of years of service that
are less than 25 at the time of retirement.    For information relating to
the SERP arrangements made with respect to Mr. Wiersma in connection with his resignation, see "Severance Agreement with Mr. Wiersma."

     Retirement Savings Plan

  The Company maintains a retirement savings plan, the Stokely USA, Inc. Retirement Savings Profit Sharing Plan (the "Retirement Savings Plan"), covering all of its eligible employees. Employees are eligible to participate after completing a twelve-month period of 1,000 or more hours of employment. The Retirement Savings Plan involves a Company Profit Sharing Contribution account, a Voluntary Contribution account and a 401(k) Salary Deferral account. Subject to the Company's operating results, the Company may make contributions up to 8% of pre-tax profits to the Profit Sharing Contribution account which would be allocated to participants pro rata based upon their eligible compensation. Participants become 20% vested in the profit sharing contributions credited to their accounts and the earnings thereon after three years of credited service, and 20% per year thereafter until 100% vested after seven years. Participants also become 100% vested upon death, disability or attainment of age 62. The Voluntary Contribution account permits participants to make voluntary after-tax savings contributions in amounts between 2% and 10% of their annual compensation. Participants in the Voluntary Contribution account are 100% vested in their contributions and the earnings thereon. Under the Retirement Savings Plan, through the 401(k) Salary Deferral account, participants are permitted, subject to the limitations imposed by Section 401(k) of the Internal Revenue Code to make voluntary tax-deferred contributions in amounts between 1% and 10% of their annual compensation. The Company may make a matching contribution to the 401(k) Salary Deferral account in an amount up to 25% of the first 6% of compensation deferred by the participant for participants who meet all eligibility and participant requirements. Participants in the 401(k) Salary Deferral account are 100% vested in their contributions, the Company's matching contribution and the earnings thereon. Under the Retirement Savings Plan, a separate account is maintained for each type of account and each participating employee. Participating employees direct the Retirement Savings Plan trustee with respect to the investment of assets held in their accounts among up to six investment options made available by the trustee, including shares of Common Stock.

Stock Option Plans

     Incentive Stock Option Plan

  The Company established the 1985 Incentive Stock Option Plan (the "Incentive Stock Option Plan") in which key employees of the Company and its subsidiaries, as determined by the Compensation Committee, are eligible to participate. As of March 31, 1996, the Company and its subsidiaries had 36 eligible employees. The Incentive Stock Option Plan authorizes the grant of options to purchase shares of Common Stock intended to qualify as incentive stock options under Section 422A of the Internal Revenue Code. The Compensation Committee administers the Incentive Stock Option Plan. As of March 31, 1996, options to purchase 164,000 shares of Common Stock had been granted and were outstanding under the Incentive Stock Option Plan and a total of 60,550 shares of Common Stock were available for granting under the Incentive Stock Option Plan. In fiscal 1996, a total of 29,900 options which were to expire on August 30, 1995 were surrendered by participants and cancelled, and replacement options were issued for the same number of shares and at the same exercise price. The expiration date for all of such replacement options is June 17, 1998. In addition, during fiscal 1996, the exercise prices of a total of 87,600 options granted under the Incentive Stock Option Plan were adjusted for those options which had an exercise price 25% greater than the closing price of the Common Stock on May 31, 1995. The exercise price of such amended options was adjusted to $6.875, a price 25% greater than the closing price of the Common Stock on May 31, 1995. For information regarding the repricing of options granted to those executive officers named in the Summary Compensation Table, see "Ten Year Option/SAR Repricings."

     Non-Qualified Stock Option Grants

  On April 8, 1994, the Company granted options to purchase 30,000 shares of Common Stock and 15,000 shares of Common Stock to Mr. Wiersma and Mr. Theobald, respectively, with an exercise price of $8.50 per share, the market price at date of grant. These options are non-qualified under the Internal Revenue Code and were not awarded under either the 1985 Incentive Stock Option Plan or the 1994 Executive Stock Option Plan. In fiscal 1996, the exercise price of these options was adjusted to $6.875. There were no other options granted outside of the 1985 Incentive Stock Option Plan or the Executive Stock Option Plan in fiscal 1996.

    Executive Stock Option Plan

  On June 3, 1994, the Board of Directors of the Company adopted the Stokely USA, Inc. 1994 Executive Stock Option Plan (the "Executive Stock Option Plan"). The Executive Stock Option Plan was ratified by shareholders of the Company at the Annual Meeting of Shareholders held on August 26, 1994. All key full-time employees of the Company and its subsidiaries are eligible to participate in the Executive Stock Option Plan. At March 31, 1996, the Company and its subsidiaries had 45 eligible employees. The Executive Stock Option Plan provides for the granting of
(i) incentive stock options ("ISOs"), (ii) non-qualified stock options ("NSOs"), and (iii) stock appreciation rights ("SARs"). At March 31, 1996, options to purchase 3,796 shares had been granted and were outstanding under the Executive Stock Option Plan and options for a total of 396,204 shares of Common Stock were available for granting to eligible participants. A total of 3,796 shares of Common Stock were granted under the Executive Stock Option Plan in fiscal 1996. The Compensation Committee of the Board, or such other committee appointed by the Board, administers the Executive Stock Option Plan. Under the Executive Stock Option Plan, the maximum number of shares for which grants may be made to any eligible employee may not exceed 50,000 shares.

  The following table sets forth certain information concerning the grant of stock options to the current executive officers listed in the Summary Compensation Table during the fiscal year ended March 31, 1996, including the options which had been previously granted but which were repriced in fiscal 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                       Potential Realizable
                                    % of Total                           Value at Assumed
                                       Options                         Annual Rates of Stock
                                    Granted to    Exercise               Price Appreciation
                    Options       Employees in    Price    Expiration   for Option Terms<F2>
      Name         Granted<F1>  Fiscal Year<F1>   ($/Sh)      Date          5%          10%
      ----         -----------  ---------------   ------      ----         ---         ---
Stephen w. Theobald   4,000           2.9%        $6.875    07/03/96     $   229    $    458
                     15,000          10.8          6.875    04/08/04      56,856     140,038

Kenneth C. Murray     2,500           1.8          6.875    02/05/00       4,487       9,864
                      2,500           1.8          6.875    02/01/02       6,709      15,545
                      6,000           4.3          6.875    12/11/02      18,486      43,824

Russell J. Trunk      4,000           2.9          6.875    05/20/01       9,353      21,218
                      6,000           4.3          6.875    04/08/04      19,695      47,173

- --------------

<F1>                All of these options represent options which had previously been granted to such individuals but which were repriced in fiscal 1996.  In fiscal 1996, options to purchase
    138,896 shares of Common Stock were granted to all eligible participants, including a total of 135,100 options which were repriced during the fiscal year ended March 31,
    1996.

<F2>                Amount shown represents the potential realizable value, net of the option exercise price, assuming that the underlying market price of the Common Stock appreciates in value from the date of repricing (May 12, 1995) to the end of the option term at annualized rates of 5% and 10%.  These amounts represent certain assumed rates of appreciation only.  Actual gains, if any, on stock option exercises are dependent upon the future performance of the Common Stock and overall stock market conditions.  There can be no assurance that amounts reflected in this table will be achieved.

     No options issued under the Incentive Stock Option Plan, the Executive Stock Option Plan or outside of either option plans were exercised by any of the current named executive officers in the Summary Compensation Table during fiscal 1996. The number and total value of unexercised in-the-money options held by such individuals at March 31, 1996 are shown in the following table.



                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                             Value of
                                                Number of                   Unexercised
                   Number of                   Unexercised                  In-the-Money
                    Shares                       Options                     Options at
                   Acquired      Value      at Fiscal Year End           Fiscal Year End<F1>
   Name          on Exercise   Realized  Exercisable  Unexercisable   Exercisable  Unexercisable
   ----          -----------   --------  -----------  -------------   -----------  -------------
Stephen W. Theobald    0          $0       22,500         7,500            --            --
Kenneth C. Murray      0           0       11,000           --             --            --
Russell J. Trunk       0           0        7,000         3,000            --            --
Leslie J. Wilson       0           0       10,000           --             --            --

- ------------

<F1> The value of unexercised in-the-money options is based upon the difference between the fair market value of the securities underlying the options of $2.47 at March 31, 1996 and the exercise price of the options.  No options held by the named executive officers were in-the-money at March 31, 1996.

     The following table sets forth certain information concerning the repricing of options held by the current named executive officers in the Summary Compensation Table during the fiscal year ended March 31, 1996.


                       TEN-YEAR OPTION/SAR REPRICINGS<F1>
                                                                                     Length of
                          Number of           Market                                 Original
                          Securities               Price of Exercise                Option Term
                          Underlying               Stock at Price at               Remaining
                          Options/SARs         Time of   Time of    New      at Date of
                          Repriced or        Repricing or   Repricing or    Exercise  Repricing or
   Name            Date    Amended  Amendment<F2>       Amendment<F2>     Price<F2>   Amendment
   ----                ----   ------------  -------------  ------------- --------- -------------
Stephen W. Theobald.. 07/03/864,000     $5.50       $10.50    $6.875     1 yr, 1 mnth
 Current President                04/08/94       15,000         5.50      8.50  6.875   9 yrs
 and Chief Executive
 Officer, Vice Chair-
 man and Treasurer
 during fiscal 1996

Kenneth C. Murray.....           02/05/90         2,500         5.50     10.00  6.875   4 yrs,9 mnths
 Senior Vice President,02/01/92         2,500      5.50           15.875        6.875   6 yrs,9 mnths
 Sales and Marketing   12/11/92         6,000      5.50            7.75         6.875   7 yrs,7 mnths

Russell J. Trunk......           05/20/91         4,000         5.50     10.00  6.875   6 yrs
 Senior Vice President,04/08/94         6,000      5.50            8.50         6.875   9 yrs
 Operations

- ------------

<F1> Submitted by the Compensation Committee of the Board of Directors, consisting of Messrs.
     Ody J. Fish (Chairman), Charles J. Carey, Frank J. Pelisek and Ms. Carol Ward Knox.

<F2> The options were approved for repricing by the Compensation Committee on May 12, 1995;
     however, the repricing date was May 31, 1995.  All options which had an exercise price 25%
     greater than the closing price of the Common Stock on May 31, 1995 ($5.50) were amended and the new exercise price was adjusted to $6.875, a price 25% greater than the closing price of the Common Stock on May 31, 1995.


Directors' Compensation

     Board Fees

     Non-employee directors receive compensation of $6,000 per year for service on the Board plus $500 for each Board or Committee meeting attended. Directors may defer all or any portion of such compensation under a Directors' Deferred Compensation Plan adopted in 1985. Deferred compensation is credited to the account of a participating director in the form of "phantom stock" of the Company based on the market price at the time of each quarterly credit. Shares credited to the accounts of directors electing to participate in the Directors' Deferred Compensation Plan during the fiscal year ended March 31, 1996, were as follows: Mr. Britt, 2,442 shares; and Mr. Fish, 2,671 shares. Directors who have served two full terms (six years) and are Board members upon attaining the age 65 become eligible for retirement compensation of $500 per month upon completion of service.

     In May 1995, each non-employee director was issued a restricted stock grant of 5,000 shares of Common Stock, each of which is subject to the following vesting schedule: (i) 1,250 shares (06/01/96); (ii) 1,250 shares (06/01/97); (iii) 1,250 shares (06/01/98); and (iv) 1,250 shares
(06/01/99). The restricted stock grants shall become fully vested upon (i) completion of the term in which the Director attains age 72: (ii) death; or
(iii) incapacitation.


                       COMPENSATION COMMITTEE REPORT

     Compensation Committee

     The Compensation Committee of the Company reviews and establishes compensation levels and benefits applicable to executive officers and employees of the Company and makes recommendations with respect to all issues pertaining to executive compensation for ratification by the Board of Directors of the Company.

     Compensation Committee Interlocks and Insider Participation

     For the fiscal year ended March 31, 1996, the Compensation Committee of the Board of Directors was composed of Messrs. Fish, Carey, Pelisek and Ms. Knox, each of whom are not officers or employees of the Company. There are no interlocks, as defined under the rules and regulations of the Securities and Exchange Commission ("SEC"), between the Compensation Committee and corporate affiliates of members of the Compensation
Committee.

     Compensation Committee Report

     Under rules established by the SEC, the Company is required to provide certain data and information regarding the compensation and benefits provided to executive officers of the Company. The rules require a report of the Compensation Committee which explains the rationale and considerations that led to fundamental compensation decisions affecting such individuals. The Compensation Committee of the Company has prepared the following report, at the direction of the Board of Directors of the Company, for inclusion in this Proxy Statement.

     It is the policy of the Company to maintain an executive compensation program which will attract, motivate, retain and reward employees at all levels of the organization and provide appropriate incentives intended to generate long-term financial results which will benefit the Company and the shareholders of the Company. The executive compensation program of the Company incorporates a pay-for-performance policy that compensates executives for both corporate and individual performance.

      The executive compensation program is designed to achieve the following objectives:

     - Provide the Company with the ability to compete for and retain talented executives that are critical to the Company's long term success;

     - Provide incentives to achieve the Company's financial performance objectives and strategic business initiatives with the objective of enhancing shareholder value;

     - Provide competitive compensation packages comparable to those offered by other peer group companies; and

     - Reward executives for individual performance in long-term strategic management.

     The Company's executive compensation package consists of three major components: (i) cash compensation, including base salary and an annual incentive bonus; (ii) long-term incentive compensation in the form of stock options (including options awarded under the Incentive Stock Option Plan and the Executive Stock Option Plan); and (iii) executive benefits.

     In determining specific cash compensation for executive officers for the fiscal year ended March 31, 1996, the Compensation Committee considered the following factors:

     1. Company performance relative to certain goals and objectives in effect during the prior year;
     2. Individual performance relative to certain goals and objectives in effect during the prior year;
     3. Company performance compared to broader based industry performance; and
     4. Salary surveys for positions with similar responsibilities in similar sized companies.

     The annual incentive bonus is determined under the Company's Annual Incentive Plan (the "Incentive Plan") which was developed to recognize and reward performance and provide a total annual cash bonus consistent with the Company's executive compensation strategy. Under the Incentive Plan, executives earn incentive compensation if the Company achieves various targets set for profits (defined as income before taxes and before profit-sharing expense) as a percent of sales. Incentive compensation earned is established as a percentage of each officer's base salary, and the applicable percentage is dependent upon the individual's base salary amount. If the financial performance of the Company falls below the threshold level, no awards will be earned. If threshold levels of the performance indicators are achieved, the Incentive Plan provides for payment of incentive compensation in amounts ranging between 10% to 25% of an individual's base salary. If target levels are achieved by the Company, the Incentive Plan provides for payment of incentive compensation in amounts ranging from 20% to 50% of an individual's base salary. Incentive compensation may exceed 50% of an individual's base salary if the Company surpasses target levels, but may not exceed 75% of an individual's base salary. Prior to payment of incentive compensation after completion of the Company's financial audit, the Compensation Committee certifies the performance objectives of the Incentive Plan have been met.

     Based on the above noted factors, the Compensation Committee implemented the following increases in executive base salaries, effective April 1, 1995, for the fiscal year ending March 31, 1996: Mr. Theobald, 6%; Mr. Murray, 5%; Mr. Trunk, 5%; and Mr. Wilson, 3%. No incentive bonus payments were made to executive officers for the fiscal year ended March 31, 1996, because the targets set for profits under the above-described Incentive Plan were not achieved.

     The base salary for the Chief Executive Officer is determined by the Compensation Committee in general accordance with the same criteria noted herein for determining compensation for all executive officers. Based on those factors, the Compensation Committee implemented a 7% increase in Mr. Wiersma's base salary for the fiscal year ending March 31, 1996. No incentive bonus payments were made to Mr. Wiersma for the fiscal year ending March 31, 1996, because the targets set for profits under the above-described Incentive Plan were not achieved.

     The Compensation Committee believes aligning the financial interests of management more closely with those of the shareholders influences the creation of shareholder value. Therefore, the Compensation Committee has required certain executive stock ownership levels for certain of its executive officers. For Mr. Theobald, the requirement is stock ownership representing a value at least two times his annual salary, and for Messrs. Murray, Trunk and Wilson, the stock ownership requirement is value representing at least one times their annual salary. Executives are required to use a portion of any annual cash bonus received to purchase shares of Common Stock until the ownership requirement is met.

     To further encourage stock ownership among executive and other key employees, the Company has two stock option plans which it administers, the Incentive Stock Option Plan and the Executive Stock Option Plan. The stock option plans are designed to encourage and create ownership and retention of the Company's Common Stock by key employees. Through the option grants, the objective of aligning key employees' long-range interests with those of shareholders may be met by providing key employees with the opportunity to build, through achievement of corporate goals, a meaningful stake in the Company. In fiscal 1996, a total of 29,900 options granted under the Incentive Stock Option Plan which were to expire on August 30, 1995 were surrendered by participants and cancelled, and replacement options were issued for the same number of shares and at the same exercise price. The expiration date for all of such replacement options is June 17, 1998. In addition, during fiscal 1996, the exercise prices of a total of 87,600 options were adjusted for those options which had an exercise price 25% greater than the closing price of the Common Stock on May 31, 1995. The exercise price of such amended options was adjusted to $6.875, a price 25% greater than the closing price of the Common Stock on May 31, 1995. The Compensation Committee believed that the issuance of the replacement options and the repricing of certain options was in the best interests of the Company and in the long-term interests of the Company's shareholders. The Compensation Committee believed such adjustments were necessary in order for the option grants to continue to serve their primary purpose to encourage key employees to remain with the Company and provide adequate incentive for such individuals to contribute toward efforts to increase the value of the Common Stock. For a further discussion of the Company's stock option plans and the repricing of the options, see "Compensation of Executive Officers and Directors - Stock Option Plans" and "Ten Year Option/SAR Repricings."

     For a discussion of the executive benefits made available to officers of the Company during the fiscal year ended March 31, 1996, see
"Compensation of Executive Officers and Directors - Benefits." Executive benefits paid by the Company to its executive officers were based upon each executive officer's contribution to the success of the Company and reflected each executive officer's position, salary and specific responsibilities.



              COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                  PERFORMANCE GRAPH FOR STOKELY USA, INC.

     Set forth below is a line graph comparing the cumulative shareholder return on the shares of Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies included in the Center for Research on Security Prices Index for NASDAQ Stock Market companies and a peer group chosen by the Company. The peer group includes NASDAQ-listed companies included in Standard Industrial Classification (SIC) codes 2030-2039 (Canned, Frozen and Preserved Fruits, Vegetables and Food Specialties) and AMEX and NYSE companies with 2030-2039 SIC codes.





             COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS

          Stokely USA, Inc.   NASDAQ   NYSE/AMEX/NASDAQ
             ----------------     ------     ----------------

3/31/92                   $100.0            $100.0         $100.0
3/31/93                     95.4             115.0          113.0
3/31/94                     98.5             124.1          105.4
3/31/95                     67.7             138.0          131.8
3/29/96                     30.4             187.4          163.5

The index level for all series was set to $100.0 on 3/31/92.
              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of June 30, 1996 (except as noted below), (i) by each person who is known to the Company to beneficially own more than 5% of the Common Stock, (ii) by each of the current and former executive officers of the Company appearing in the Summary Compensation Table, (iii) by each director of the Company, and (iv) by all directors and executive officers as a group.

                                             Number of          Percent of
                                             Shares of           Shares of
                                           Common Stock         Common Stock
          Name                       Beneficially Owned<F1>   Beneficially Owned
   ----                      ----------------------  -------------------
David L. Babson & Co., Inc<F2> . . .        1,177,600                 10.37%
Winogene Kile<F3>. . . . . . . . . .          502,000                  4.42
Vernon L. Wiersma<F4>. . . . . . . .           85,000                  *
Stephen W. Theobald<F5>. . . . . . .          193,191                  1.70
Russell J. Trunk<F6> . . . . . . . .           10,000                  *
Leslie J. Wilson<F7> . . . . . . . .           10,000                  *
Robert M. Brill<F8>. . . . . . . . .           10,000                  *
Robert Cook<F9>. . . . . . . . . . .            5,700                  *
Eddie W. Foster<F10> . . . . . . . .            7,130                  *
Kenneth C. Murray<F11> . . . . . . .           16,000                  *
Frank J. Pelisek . . . . . . . . . .            3,650                  *
Orren J. Bradley . . . . . . . . . .            1,750                  *
Russell W. Britt . . . . . . . . . .            1,450                  *
Charles J. Carey . . . . . . . . . .            2,250                  *
James H. DeWees. . . . . . . . . . .            2,250                  *
Ody J. Fish. . . . . . . . . . . . .            2,250                  *
Carol Ward Knox. . . . . . . . . . .            5,250                  *
Thomas W. Mount. . . . . . . . . . .          180,506                  1.59
Joseph B. Weix<F12>. . . . . . . . .           65,883                  *
All directors and executive
 officers as a group (17 persons)  602,260          5.20

- ------------------------

* Amount represents less than 1% of the total shares of Common Stock outstanding.
<F1> Unless otherwise indicated, includes shares of Common Stock held directly by the individuals as well as by members of such individual's immediate family who share the same household, shares held in trust and other indirect forms of ownership over which shares the individuals exercise sole or shared voting and/or dispositive power.
<F2> Based on a Schedule 13G, dated February 12, 1996, filed by David
     L. Babson & Co., Inc., located at One Memorial Drive, Cambridge, MA 02142-1300, which indicated sole voting power of 841,100 shares of Common Stock and shared voting power of 336,500 shares of Common Stock.
<F3> Winogene Kile's address is P. O. Box 592, Oconomowoc, Wisconsin
     53066.

<F4> Includes 60,000 shares of Common Stock issuable pursuant to stock options exercisable as of June 30, 1996 held by Mr.
     Wiersma.  On April 16, 1996, Mr. Wiersma resigned as President and Chief Executive Officer of the Company.
<F5> Includes 162,191 shares of Common Stock held by Mr. Theobald as co-trustee for which he has shared dispositive and voting power with The First National Bank of Chicago, and 30,000 shares of
     Common Stock issuable pursuant to presently exercisable stock options.
<F6> Includes 10,000 shares of Common Stock issuable pursuant to presently exercisable stock options.
<F7> Includes 10,000 shares of Common Stock issuable pursuant to presently exercisable stock options.
<F8> Includes 10,000 shares of Common Stock issuable pursuant to presently exercisable stock options.
<F9> Includes 4,500 shares of Common Stock issuable pursuant to presently exercisable stock options.
<F10>       Includes 5,000 shares of Common Stock issuable pursuant to presently exercisable stock options.
<F11>       Includes 11,000 shares of Common Stock issuable pursuant to presently exercisable stock options.
<F12>       Includes 5,000 shares of Common Stock held by Mr. Weix as
     co-trustee for which he has shared dispositive and voting power, and as to which he disclaims any beneficial interest.

                            INDEPENDENT AUDITORS

     Deloitte & Touche LLP served as the Company's independent auditors for the fiscal year ended March 31, 1996 and are serving in such capacity for the current fiscal year. The appointment of independent auditors is made annually by the Board of Directors. The decision of the Board is based on the recommendation of the Audit Committee of the Board, which reviews both the audit scope and estimated audit fees. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.


                            CERTAIN TRANSACTIONS

     On March 21, 1996, the United States District Court for the Eastern District of Wisconsin dismissed a consolidated class action lawsuit brought against the Company, all of the individual members of the Board of Directors of the Company (in both their capacity as individual members of the Board of Directors and as executive officers, as applicable), William Blair & Company and Dain Bosworth, Inc. This class action was a consolidated action, including the action filed by Philip D. Freeman in January 1995 and a second class action lawsuit filed by Daniel J. Sweeney in May 1995 which made similar claims against the Company and certain officers arising from the same facts and events. In conjunction with dismissing the consolidated action, the court denied plaintiff's motion to certify the class as moot. The lawsuit raised claims under various provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The plaintiffs alleged that they sustained losses in connection with the purchase of shares of Common Stock of the Company during the period from October 17, 1994 to December 19, 1994, as a result of the Company's alleged misleading statements and alleged omissions to state material facts in the prospectus and other materials. The court dismissed the action after finding that the alleged misrepresentations were not actually made by the Company and/or were not misrepresentations, and that the alleged omissions of material facts were in fact adequately disclosed to
investors.   Further, the court refused to permit the plaintiff to amend the complaint, stating that an amendment would be futile because the court's dismissal was based on the conclusion that the prospectus and other materials did not contain the misrepresentations or omissions alleged in the complaint. On April 8, 1996, the plaintiff filed a Motion for Reconsideration requesting that the Court reconsider its decision refusing plaintiff leave to amend the complaint. The Company has opposed the motion, which is still pending before the court.

     The Company has adopted a policy governing related party transactions providing that any transaction by and between the Company and officers, directors, principal shareholders or their affiliates will be for bona fide business purposes and on terms no less favorable to the Company than those obtainable in arms-length transactions with unaffiliated parties, and will be subject to approval of a majority of the Company's outside directors.

                            SECTION 16 COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of the shares of Common Stock outstanding, to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Officers, directors and greater than ten percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. Based upon review of the information provided to the Company, the Company believes that during the fiscal year ended March 31, 1996, officers, directors and greater than ten percent shareholders complied with all Section 16(a) filing requirements, with the exception of one individual. Mr. Charles
J. Carey, a director of the Company, did not timely report the acquisition of 800 shares of Common Stock, but reported said purchase on a Form 5 (Annual Statement of Changes in Beneficial Ownership), for the fiscal year ended March 31, 1996.


                            SHAREHOLDER PROPOSALS

     Shareholders of the Company may submit matters to be considered at the 1997 Annual Meeting of Shareholders. In order to be included in the 1997 Proxy Statement, such written proposals must be received on or before April 12, 1997, at the principal offices of the Company at 1055 Corporate Center Drive, Oconomowoc, Wisconsin, 53066-0248, Attention: Robert M. Brill, Secretary. If such proposal is in compliance with all of the requirements of 17 C.F.R. Section 240.14a-8 ("Rule 14a-8") of the Rules and Regulations under the Exchange Act, it will be included in the proxy statement and set forth on the appointment form of proxy issued for such annual meeting of shareholders. It is urged that any such proposals be sent certified mail, return receipt requested.


          OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

     The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting or any adjournments or postponements thereof, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.




                                   By Order of the Board of Directors




                                   Robert M. Brill
                                   Secretary

Oconomowoc, Wisconsin
August 9, 1996

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.